UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBAL BPO SERVICES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ON JULY 7, 2008, GLOBAL BPO SERVICES CORP. (“GBPO”) FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT IN CONNECTION WITH ITS PROPOSED MERGER WITH STREAM HOLDINGS CORPORATION (“STREAM”) AND COMMENCED MAILING THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO GBPO STOCKHOLDERS. ON JULY 18, 2008, GBPO FILED A SUPPLEMENT TO ITS DEFINITIVE PROXY STATEMENT SUPPLEMENTING AND AMENDING CERTAIN INFORMATION THEREIN. STOCKHOLDERS OF GBPO AND OTHER INTERESTED PERSONS ARE ADVISED TO READ GBPO’S DEFINITIVE PROXY STATEMENT AND PROXY SUPPLEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY GBPO WITH THE SEC IN CONNECTION WITH GBPO’S SOLICITATION OF PROXIES FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED MERGER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT STREAM, GBPO AND THE PROPOSED MERGER. THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT WERE MAILED TO STOCKHOLDERS AS OF THE JULY 3, 2008 RECORD DATE ESTABLISHED FOR VOTING ON THE PROPOSED MERGER. STOCKHOLDERS MAY OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT WITHOUT CHARGE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: GLOBAL BPO SERVICES CORP., 125 HIGH STREET, 30TH FLOOR, BOSTON, MA 02110, TELEPHONE (617) 517-3252.

GBPO AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM GBPO’S STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN GBPO IS CONTAINED IN GBPO’S PROSPECTUS DATED OCTOBER 17, 2007, WHICH IS FILED WITH THE SEC, AND IS ALSO CONTAINED IN GBPO’S DEFINITIVE PROXY STATEMENT. GBPO’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE PROPOSED MERGER BY READING GBPO’S DEFINITIVE PROXY STATEMENT.

This filing consists of the Current Report on Form 8-K filed by Global BPO Services Corp. on July 23, 2008.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2008

GLOBAL BPO SERVICES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street, 30th Floor, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (617) 517-3252

                                    Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ON JULY 7, 2008, GLOBAL BPO SERVICES CORP. (“GBPO”) FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT IN CONNECTION WITH ITS PROPOSED MERGER WITH STREAM HOLDINGS CORPORATION (“STREAM”) AND COMMENCED MAILING THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO GBPO STOCKHOLDERS. ON JULY 18, 2008, GBPO FILED A SUPPLEMENT TO ITS DEFINITIVE PROXY STATEMENT SUPPLEMENTING AND AMENDING CERTAIN INFORMATION THEREIN. STOCKHOLDERS OF GBPO AND OTHER INTERESTED PERSONS ARE ADVISED TO READ GBPO’S DEFINITIVE PROXY STATEMENT AND PROXY SUPPLEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY GBPO WITH THE SEC IN CONNECTION WITH GBPO’S SOLICITATION OF PROXIES FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED MERGER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT STREAM, GBPO AND THE PROPOSED MERGER. THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT WERE MAILED TO STOCKHOLDERS AS OF THE JULY 3, 2008 RECORD DATE ESTABLISHED FOR VOTING ON THE PROPOSED MERGER. STOCKHOLDERS MAY OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: GLOBAL BPO SERVICES CORP., 125 HIGH STREET, 30TH FLOOR, BOSTON, MA 02110, TELEPHONE (617) 517-3252.

GBPO AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM GBPO’S STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN GBPO IS CONTAINED IN GBPO’S PROSPECTUS DATED OCTOBER 17, 2007, WHICH IS FILED WITH THE SEC, AND IS ALSO CONTAINED IN GBPO’S DEFINITIVE PROXY STATEMENT. GBPO’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE PROPOSED MERGER BY READING GBPO’S DEFINITIVE PROXY STATEMENT.

Item 8.01	Other Events.

On July 23, 2008, Global BPO Services Corp. issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release of Global BPO Services Corp. dated July 23, 2008.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2008	GLOBAL BPO SERVICES CORP.

	By:	/s/ R. Scott Murray
	Name: Title:	R. Scott Murray President and Chief Executive Officer

4

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Global BPO Services Corp. dated July 23, 2008.

5

Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL BPO SERVICES CORP. PROVIDES FURTHER INFORMATION ON

PLANNED TENDER OFFER

BOSTON, MA. – July 23, 2008 – Global BPO Services Corp. (AMEX:OOO) (“GBPO”) today announced that it is providing clarifying information regarding its planned tender offer for up to 30 million shares of common stock. As previously announced, as soon as legally practicable following the closing of the Stream merger and the approval of the issuance of $150 million of Convertible Preferred Stock to an affiliate of Ares Management LLC (“Ares”), Global BPO will commence a tender offering for up to 30 million shares of its common stock at a price of $8.00 per share. Global BPO will commence the tender offer if stockholders approve both the Stream merger and the issuance of $150 million of Convertible Preferred Stock to Ares.

The closing of the Stream merger is conditioned on holders, as of the July 3, 2008 record date, of a majority of the outstanding shares of Global BPO common stock issued in its IPO voting in favor of the merger, as well as holders of less than 30% of such outstanding shares dissenting and electing conversion of their shares into a pro rata share of the funds held in the Global BPO trust account. As of July 31, 2008, the per share amount held in the trust account is expected to be approximately $7.89 per share (reduced from the amount per share as of June 30, 2008 as result of income tax payments). In the event that greater than 30% of the outstanding common shares held by the public dissent and elect conversion of their shares into a pro rata share of the funds held in the Global BPO trust account, the holders will have to wait until after October 17, 2009 for distribution of their pro rata share of the funds held in the Global BPO trust account.

Assuming stockholder approval of both the Stream merger and the issuance of the Convertible Preferred Stock to Ares, Global BPO will begin the tender offer as soon as practicable and legally permissible after the closing of the Stream merger. Global BPO expects to commence the tender offer no more than one week after the closing of the Stream merger. The tender will be open for stockholders to tender their shares, if they so desire, for a period of 20 business days. Global BPO does not intend to extend the tender offer period beyond 20 business days. The Company will make payments at $8 per share for tendered shares immediately after the closing of the tender offer. Global BPO expects that the tender offer will close and cash payments of $8 per share will be made under the tender offer in early September 2008. Global BPO believes that the tender offer provides maximum flexibility for its stockholders to elect either to hold their shares following the close of the tender offer or participate in the tender offer and provides the most expeditious path to liquidity for those holders who desire to receive cash for their common stock.

The Annual Meeting of Stockholders will be held on Tuesday, July 29, 2008 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, 31st Floor, New York, NY. Among the agenda items that stockholders will vote on is the proposed acquisition of Stream for $200 million in cash, the proposed issuance of $150 million of Convertible Preferred Stock to Ares, the creation of the stock plan and other matters. We encourage all of our stockholders to attend the meeting in person.

For more information contact:

Sheila M. Flaherty,

Executive Vice President

& General Counsel

617-517-3252

sheilaflaherty@globalbpo.biz

About Global BPO Services Corp.

Global BPO is a special purpose acquisition corporation (a “SPAC”) formed in June of 2007 for the purpose of acquiring a business process outsourcing company. Global BPO consummated its initial public offering on October 23, 2007. Subject to completion of its pending acquisition of Stream, Global BPO as a SPAC has not yet commenced any material business activities.

About Ares Management LLC

Founded in 1997 by a group of experienced investment professionals, Ares manages investment capital in private equity, capital markets (principally leveraged loans, high-yield bonds, and distressed debt), and private debt (primarily through Ares Capital Corporation (Nasdaq: ARCC), a publicly-traded specialty finance company). Through these three complementary lines of business, Ares has the ability to provide capital to companies at any place in the capital structure and at any stage of development. Ares is an SEC registered investment advisor and has grown committed capital under management from approximately $3.8 billion of committed capital in 2003 to in excess of $25 billion as of mid-2008. As of June 2008, Ares (based in Los Angeles, California) has more than 240 employees with offices in Los Angeles, New York and London. For more information, visit the Ares website at www.aresmgmt.com.

Additional Information

Global BPO has filed with the U.S. Securities and Exchange Commission (“SEC”) a definitive proxy statement, and a supplement thereto, in connection with the proposed acquisition of Stream and has mailed a definitive proxy statement and other relevant documents to Global stockholders. Stockholders of Global BPO and other interested persons are advised to read, Global BPO’s definitive proxy statement, as supplemented, in connection with Global BPO’s solicitation of proxies for the special meeting to be held to approve the acquisition because the proxy statement, as supplemented, contains important information about Global BPO, Stream and the proposed acquisition. The definitive proxy statement has been mailed to stockholders as of a record date on July 3, 2008. Stockholders will also be able to obtain a copy of the definitive proxy statement, and supplement, without charge at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Global BPO Services Corp., 125 High Street, 30th Floor, High Street Tower, Boston, MA 02110, telephone (617) 517-3252.

Global BPO and its directors and its officers may be deemed participants in the solicitation of proxies from Global BPO’s stockholders. A list of the names of those directors and the officers and descriptions of their interests in Global BPO is contained in the proxy statement. The tender offer described above has not yet commenced and will be made only pursuant to, a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents, to be filed with the SEC following the closing of the acquisition of Stream and closing of the sale of convertible preferred stock to Ares. Shareholders should read the offer to purchase and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from Global BPO at the address shown above.

Forward-looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management Global BPO concerning the proposed acquisition of Stream and other future events and their potential effects on Global BPO and Stream. The statements, analyses, and other information contained herein relating to the proposed acquisition, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: (1) whether the shareholders of Global BPO approve the proposed acquisition and proposed sale of preferred stock; (2) the satisfaction of the other conditions to closing specified in both the merger agreement and preferred stock purchase agreement; (3) the ability of Global BPO to obtain all necessary stockholder approvals prior to the termination of the merger agreement and preferred stock purchase agreement (October 1, 2008); and (4) the closing of Global BPO’s proposed bank credit facility. The ability of Global BPO and Stream to achieve forecasted results are subject to various risks and uncertainties, including: (1) the ability to successfully combine the businesses of Global BPO and Stream; (2) operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (3) changes in the stock market and interest rate environment that affect revenues; (4) the ability of Stream to retain its existing customers and attract new customers following the closing; (5) retention of key employees following closing; (6) general economic conditions such as inflation or recession; (7) general political and social conditions such as war, political unrest and terrorism; (8) ability to maintain or increase billing and utilization rates; (9) success of expansion internationally; (10) competition; (11) ability to move the product mix into higher margin businesses; (12) operating Stream as a public company; (13) healthcare and benefit cost management; and (14) currency fluctuation and exchange rate adjustments. The foregoing is intended only to identify certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us and to be filed in the future by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements to reflect subsequent events or circumstances.